UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212.634.6462

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Monroe Staffing Services, LLC and PeopleSERVE, Inc. Credit Facility

As previously reported on a Current Report on From 8-K dated April 9, 2015, on April 8, 2015, Monroe Staffing Services, LLC (“Monroe”), a Delaware limited liability company and PeopleSERVE, Inc., a Massachusetts corporation (“PS” and, together with Monroe, the “S360 Borrowers”), each a subsidiary of Staffing 360 Solutions, Inc. (the “Company”), entered into a Credit and Security Agreement (the “S360 Credit Agreement”) with MidCap Financial Trust, as agent and lender (“MidCap”), pursuant to which the Borrowers obtained from Midcap (i) a revolving loan facility initially not to exceed an aggregate principal amount of $22.0 million, with the option to increase such principal amount to up to $47.0 million; and (ii) a term loan facility in an initial aggregate principal amount of $3.0 million. Pursuant to the terms of the S360 Credit Agreement and in connection with the Company’s acquisition of Lighthouse Placement Services, LLC (“Lighthouse”), the S360 Credit Agreement was amended on July 13, 2015 to join Lighthouse and the Company’s existing subsidiary, Faro Recruitment America, Inc., as borrowers.

Effective August 31, 2015, the parties further amended the S360 Credit Agreement to extend the date for performing certain covenants thereto. A copy of the amended 360 Credit Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

PeopleSERVE PRS, Inc. Credit Facility

As previously reported on a Current Report on From 8-K dated April 9, 2015, on April 8, 2015, PeopleSERVE PRS, Inc., a Massachusetts corporation (“PRS”), entered into a revolving loan facility (the “PRS Revolving Loan”) with MidCap not to exceed an aggregate principal amount of $3.0 million, pursuant to the terms and conditions of that certain Credit and Security Agreement (the “PRS Credit Agreement”) by and among PRS, as borrower, MidCap, as agent and lender, and certain other lenders as the case may be (together with MidCap, the “PRS Lenders”). The Company holds a 49% equity interest in PRS.

Effective August 31, 2015, the parties amended the PRS Credit Agreement to extend the date for performing certain covenants thereto. A copy of the amended PRS Credit Agreement is attached to this Current Report as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
10.1	Amendment No. 2 to Credit and Security Agreement, dated August 31, 2015, by and among PeopleSERVE, Inc., Monroe Staffing Services, LLC, Faro Recruitment America, Inc., Lighthouse Placement Services, LLC, as borrowers, the Company, as a credit party, MidCap Funding X Trust, as agent and lender, and certain other lenders as the case may be.
10.2	Amendment No. 1 to Credit and Security Agreement, dated August 31, 2015, by and among PeopleSERVE PRS, Inc., as borrower, MidCap Funding X Trust, as agent and lender, and certain other lenders as the case may be.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2015

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Jeff R. Mitchell
Jeff R. Mitchell Chief Financial Officer